Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2026, in this Registration Statement on Form S-4 and the related Prospectus of MicroTouch Technology Inc dated May 11, 2026.

/s/ HYYH CPA. LLC

HYYH CPA. LLC

Baltimore, Maryland

May 11, 2026